                                                                    EXHIBIT 10.3
                                                                    ------------

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.


COMMON STOCK WARRANT NO. 2                               JANUARY 8, 1999


                          BANYAN SYSTEMS INCORPORATED

                         COMMON STOCK PURCHASE WARRANT
                         -----------------------------


     Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), hereby grants to Microsoft Corporation, a Washington corporation ("Microsoft"), or its permitted assigns or transferees (Microsoft and each such permitted assignee or transferee being referred to herein as a "holder" and collectively as the "holders") the right to purchase, at any time after the Exercise Date (as defined below in Section 1.2) and from time to time on and after the date hereof until the Expiration Date (as defined below), up to an aggregate of One Million Seven Hundred Fifty Thousand (1,750,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), on the terms and subject to the conditions set forth below.

     This Common Stock Purchase Warrant (hereinafter, this "Warrant") was originally issued on January 8, 1999 (the "Original Issue Date"). This Warrant shall expire and be of no further force or effect on the date (the "Expiration Date") seven (7) years from the Original Issue Date.

1.   Exercise of Warrant.
     -------------------

     1.1  Exercise and Vesting.  Subject to adjustment as hereinafter provided,
          --------------------
the rights represented by this Warrant are exercisable on and after the Original Issue Date until the Expiration Date (the "Exercise Date"), at a price per share (the "Exercise Price") of the Common Stock issuable hereunder (hereinafter, "Warrant Shares") equal to TEN Dollars ($10.00). The Exercise Price shall be payable in cash, by certified or official bank check as hereinafter provided or in accordance with Section 1.2 below. This Warrant is fully vested.

     Upon surrender of this Warrant with a duly executed Notice of Exercise in the form of Annex A hereto, together with payment, if applicable, of the
            -------
Exercise Price for the Warrant Shares purchased, at the Company's principal executive offices presently located at 120 FLANDERS ROAD, WESTBORO, MASSACHUSETTS 01581, or at such other address as the Company shall have advised the holder in writing (the "Designated Office"), the holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The Company agrees that the Warrant Shares shall be deemed to have been issued to the holder as of the close of business on the date on which this Warrant shall have been surrendered together with the Notice of Exercise and payment, if applicable, for such Warrant Shares.

     1.2  Right to Convert.
          ----------------

          (a) Subject to the provisions of Section 1.1, at any time or from time after the third anniversary of the Original Issue Date to and including the Expiration Date, the holder of this Warrant shall also have the right to convert this Warrant or any portion thereof (the "Conversion Right"), without payment by the holder of this Warrant of the Exercise Price in cash or any other consideration (other than the surrender of rights to receive Warrant Shares hereunder), into shares of Common Stock as provided in this Section 1.2. Upon exercise of the Conversion Right with respect to a particular number of Warrant Shares (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant (without payment by the holder of this Warrant of the Exercise Price in cash or any other consideration (other than the surrender of rights to receive Warrant Shares hereunder)) that number of shares of Common Stock equal to the quotient obtained by dividing: (x) the difference between (i) the product of (A) the Current Market Price of a share of Common Stock multiplied by (B) the number of Converted Warrant Shares and (ii) the product of (A) the Exercise Price multiplied by (B) the number of the Converted Warrant Shares, in each case as of the Conversion Date (as defined by Section 1.2(b)), by (y) the Current Market Price of a share of Common Stock on the Conversion Date. No fractional Warrant Shares shall be issuable upon exercise of the Conversion Right, and if the number of Warrant Shares to be issued determined in accordance with the following formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the Current Market Price of the resulting fractional Warrant Share on the Conversion Date.

          (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant as provided in Section 1.1, together with a written statement specifying that the holder of this Warrant thereby intends to exercise the Conversion Right and indicating the number of Converted Warrant Shares which are covered by the exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Corporation of this Warrant, together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). The Corporation shall issue to the holder of this Warrant as of the Conversion Date a certificate for the Warrant Shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant.

          (c) The term "Current Market Price" for the Common Stock as of a specified date shall mean: (i) if the Common Stock is publicly traded on such date, the average closing price per share over the preceding 10 trading days as reported on the principal stock exchange or quotation system on which the Common Stock is listed or quoted; or (ii) if the Common Stock is not publicly traded on such date, the greater of the book value (determined in accordance with GAAP) and the appraised value per share of Common Stock as of such date determined by an investment banking firm of recognized standing selected and paid for by the Company and reasonably satisfactory to the holder hereof. In the event that the holder disputes such appraised value, the holder shall be entitled to select an additional investment banking firm of recognized standing and paid for by the holder to calculate the appraised value and the Company and the holder shall use their good faith best efforts to agree on the appraised value based on the reports of the two investment banking firms. In the event that the Company and the holder are still unable to reach agreement as to the appraised value, the Company and the holder agree to submit such determination to binding arbitration.

2.   Transfer; Issuance of Stock Certificates; Restrictive Legends.
     -------------------------------------------------------------

     2.1  Transfer.  (a)  Except as expressly permitted in the following
          --------
sentence, this Warrant and the rights hereunder are not transferable by the holder hereof. Notwithstanding the foregoing, this Warrant may be assigned to any entity controlled by or under common control with (as evidenced by ownership of 50% or more of the outstanding voting stock or other interests of such entity) Microsoft. Subject to compliance with the restrictions on transfer set forth in this Section 2, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex
                                                                          -----
B hereto duly executed by the holder or its agent or attorney. Upon such
-
surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, if any. A Warrant, if properly assigned in compliance with the provisions hereof, may be exercised by the new holder for the purchase of Warrant Shares without having a new Warrant issued. All Warrants issued upon any

Banyan Inc. Common Stock Purchase Warrant--Page 2 assignment of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits as the Warrants surrendered upon such registration of transfer or exchange.

     (b) In addition to the foregoing, this Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act or (ii) the Company shall have been furnished with an opinion of legal counsel, reasonably acceptable to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

     2.2  Stock Certificates.  Certificates for the Warrant Shares shall be
          ------------------
delivered to the holder within a reasonable time after the rights represented by this Warrant shall have been exercised pursuant to Section 1, and a new Warrant representing the share, shares or fraction of a share of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder within such time. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder hereof, other than any tax that may be payable by the holder hereof (including any income tax to which the holder hereof may be subject in connection with the issuance of this Warrant or the Warrant Shares).

     2.3  Restrictive Legends.
          -------------------

          (a) Except as otherwise provided in this Section 2, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

          (b) Except as otherwise provided in this Section 2, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

          NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

Notwithstanding the foregoing, the legend requirements of this Section 2.3 shall terminate as to any particular Warrant or Warrant Share when the Company shall have received from the holder thereof an opinion of counsel in form and substance reasonably acceptable to the Company that such legend is not required in order to ensure

Banyan Inc. Common Stock Purchase Warrant--Page 3 compliance with the Securities Act. Whenever the restrictions imposed by this
Section 2.3 shall terminate, the holder hereof or of Warrant Shares, as the case may be, shall be entitled to receive from the Company without cost to such holder a new Warrant or certificate for Warrant Shares of like tenor, as the case may be, without such restrictive legend.

3.   Adjustment of Number of Shares; Exercise Price; Nature of Securities
     --------------------------------------------------------------------
     Issuable Upon Exercise of Warrants.
     ----------------------------------

     3.1  Exercise Price; Adjustment of Number of Shares.  The Exercise Price
          ----------------------------------------------
set forth in Section 1 hereof and the number of shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

     3.2  Reorganization, Reclassification, Consolidation, Merger or Sale.  If
          ---------------------------------------------------------------
any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company's assets to another person or entity (collectively referred to as a "Transaction") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then reasonable, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, upon exercise of this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Transaction with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares were outstanding immediately prior to the Transaction, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

     3.3  Stock Splits, Stock Dividends and Reverse Stock Splits.  In case at
          ------------------------------------------------------
any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, or shall declare and pay any stock dividend with respect to its outstanding stock that has the effect of increasing the number of outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

     3.4  Issuance of Additional Shares of Common Stock.  If at any time prior
          ---------------------------------------------
to the Expiration Date the Company shall issue any Additional Shares of Common Stock for a consideration per share (the "Subsequent Issue Price") less than the Exercise Price as in effect immediately prior to such issuance, the Exercise Price shall be reduced to the lower of the prices calculated by:

          (a) dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Exercise Price then in effect plus (y) the aggregate consideration, if any, received by the Company in connection with such issuance by (ii) the total number of shares of Common Stock outstanding immediately after such issuance; and

          (b) multiplying the then existing Exercise Price by a fraction, the numerator of which shall be the quotient obtained by dividing (i) the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Current Market Price per share of Common Stock immediately prior to such issuance plus (y) the aggregate consideration received by the Company in connection with such issuance divided by (ii) the total number of shares of Common Stock outstanding immediately after such issuance, and the denominator of which shall be the Current Market Price per share of Common Stock immediately prior to such issuance.

Banyan Inc. Common Stock Purchase Warrant--Page 4

     For purposes of this Section 3.4, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or issuable by the Company after the Original Issue Date, other than (i) shares issuable upon exercise or conversion of options, warrants or securities of the Company described in Section 2.4 of the Warrant Purchase Agreement dated the Original Issue Date between the Company and Microsoft Corporation (the "Warrant Purchase Agreement"), (ii) shares issued by the Company in an underwritten public offering, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other reorganization, (iv) securities issued to employees, consultants, advisors, officers or directors of the Company or any subsidiary of the Company pursuant to any stock option plan or stock purchase or stock bonus arrangement or employment letter, agreement or arrangement in effect on the date hereof or hereafter approved by the Board of Directors of the Company, (v) securities issued or issuable pursuant to the Securities Issuance Agreement dated as of September 4, 1997 between Foothill Capital Corporation and the Company, including shares issuable upon exercise of the warrants issued pursuant thereto, (vi) shares of capital stock issued as a dividend to holders of such class of capital stock or upon any subdivision or combination of shares of such class of capital stock or (vii) upt to 100,000 shares of Common Stock issuable in any calendar year in connection with any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by or involving any type of debt or equity instrument (provided that such equity is, in the good faith judgment of the Board of
---------
Directors of the Company, ancillary to such borrowing).  For purposes of this
Section 3.4, in the case of Convertible Securities, there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon conversion or exchange thereof by (ii) the maximum aggregate number of additional Shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities for such minimum aggregate amount of additional consideration; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities, whether or not then exercisable or convertible) of such maximum number of Additional Shares of Common Stock at the price per share so determined.

     If any rights of conversion or exchange evidenced by Convertible Securities the issuance of which resulted in an adjustment to the Exercise Price and the number of Warrant Shares issuable hereunder pursuant to this Section 3.4 shall expire without having been exercised, or if any such Convertible Securities are exercised for a consideration greater than or for a number of Additional Shares of Common Stock less than those used for purposed of determining the adjustment to the Exercise Price provided in this Section 3.4, the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment with respect to such Convertible Securities been made on the basis that the only Additional Shares of Common Stock issued or sold were those issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of such Convertible Securities.

     In addition, upon adjustment of the Exercise Price under this Section 3.4, the holder hereof shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment a number of Warrant Shares obtained by multiplying the Exercise Price immediately prior to such issuance by the number of Warrant Shares purchasable pursuant hereto immediately prior to such issuance and dividing the product thereof by the Exercise Price resulting from such adjustment. The provisions of this Section 3.4 shall not apply to any issuance of Common Stock (i) for which an adjustment is provided for under Sections 3.2 or 3.3 or (ii) upon exercise of any option or warrant of the Company outstanding on the Original Issue Date. Notwithstanding anything to the contrary in this
Section 3.4, in no event shall (i) the Exercise Price be increased or (ii) the number of Warrant Shares purchasable hereunder be decreased pursuant to the provisions of this Section 3.4. The provisions of this Section 3.4 shall terminate in the event that the Alliance Agreement is terminated pursuant to
Section 14.4 thereof.

     3.5  Dissolution, Liquidation or Wind-Up.  In case the Company shall, at
          -----------------------------------
any time prior to the exercise of this Warrant, dissolve, liquidate or wind up its affairs, the holder hereof shall be entitled, upon the exercise of this Warrant, to receive, in lieu of the Warrant Shares which the holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such holder upon any such dissolution, liquidation or winding up with respect to such Warrant Shares, had such holder hereof been the holder of record of

Banyan Inc. Common Stock Purchase Warrant--Page 5 the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution.

     3.6  Accountant's Certificate.  In each case of an adjustment in the
          ------------------------
Exercise Price, number of Warrant Shares or other stock, securities or property receivable upon the exercise of this Warrant, the Company shall reasonably promptly compute, and upon the holder's request shall at the Company's expense cause independent public accountants of recognized standing selected by the Company and reasonably acceptable to the holder to certify such computation, such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (i) the number of shares of Common Stock of each class outstanding or deemed to be outstanding,
(ii) the adjusted Exercise Price and (iii) the number of Warrant Shares issuable upon exercise of this Warrant. Thereafter, the Company will reasonably promptly mail a copy of each such certificate to the holder hereof. In the event that the holder in good faith disputes such adjustment, the holder shall be entitled to select an additional firm of independent certified public accountants of national standing and paid for by the holder to certify such adjustment and the Company and the holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the holder are still unable to reach agreement as to such adjustment, the Company and the holder agree to submit such determination to binding arbitration. Upon determination of such adjustment, the Board of Directors shall forthwith make any adjustments described therein.

     3.7  Definition of Common Stock.  As used in this Section 3, the term
          --------------------------
"Common Stock" shall mean and include the Company's authorized common stock of any class or classes and any securities convertible into or exchangeable for such common stock.

4.   Anti-Dilution.
     -------------

     (a) In the event that the Company at any time after the Original Issue Date shall pay a special dividend or make any other distribution with respect to its Common Stock (or any other shares of the capital stock of the Company for which this Warrant becomes exercisable pursuant to Section 3 above) other than in the ordinary course of business in the form of cash or other property (other than (i) a distribution to which the provisions of Section 3.2 apply, (ii) a stock dividend subject to the provisions of Section 3.3 above or (iii) a dividend or distribution consisting of capital stock of a subsidiary, which is covered by paragraph (b) below), then upon exercise of this Warrant the holder shall be entitled to receive (in addition to the number of Warrant Shares acquired upon such exercise) such cash or property as the holder would have received had the holder held, as of the record date for the payment of such cash or property (the "Distribution Date"), such number of Warrant Shares as were then acquired upon exercise (the "Distribution Assets"), together with all such other cash or property distributed or paid on or with respect to the Distribution Assets after the Distribution Date through the date of exercise hereof (collectively, the "Additional Distribution Assets"). The Company covenants and agrees to hold all Distribution Assets and Additional Distribution Assets in trust for the benefit of holder in a segregated escrow account established and maintained with a national banking institution reasonably acceptable to the holder hereof (the "Escrow Account"). Such Distribution Assets and Additional Distribution Assets shall be deposited in the Escrow Account no later than the record date for payment of such assets.

     (b) In the event that the Company at any time after the Original Issue Date shall pay a special dividend or make any other distribution with respect to its Common Stock (or any other shares of the capital stock of the Company for which this Warrant becomes exercisable pursuant to Section 3 above) in the form of shares of capital stock of a subsidiary (other than a distribution to which the provisions of Section 3.2 apply)(a "Spin Off Distribution"), then on the date of payment of the Spin Off Distribution (the "Payment Date"): (i) the Exercise Price under this Warrant shall be adjusted in accordance with the provisions of paragraph (c) below, and (ii) the Company shall issue to the holder an additional warrant identical to this warrant to purchase such number of securities of the type being distributed by the Company as is equal to the number of such securities the holder would have received had the holder exercised this Warrant in full immediately prior to the record date for determining stockholders entitled to participate in the Spin Off Distribution, with an exercise price determined in accordance with the provisions of paragraph
(c) below (the "Spin Off Warrant"). The Company covenants and agrees that for so long as the Spin Off Warrant remains outstanding it will reserve and keep free of all liens, claims and encumbrances of any third party such securities as are issuable upon exercise of the Spin Off Warrant.

Banyan Inc. Common Stock Purchase Warrant--Page 6

     (c) The Exercise Price in effect under this Warrant immediately prior to the Payment Date (the "Pre Spin Off Exercise Price") shall be adjusted effective on the Payment Date to a price (the "Post Spin Off Exercise Price") determined by multiplying the Pre Spin Off Exercise Price by a fraction (x) the numerator of which shall be the average closing price of the Company's Common Stock as reported on the primary exchange or trading market on which it is then traded (the "Primary Market") on the next trading day following the Payment Date (the "Post-Spin Off Market Price"), and (y) the denominator of which shall be the average closing price of the Company's Common Stock as publicly reported on the Primary Market over the ten trading days immediately preceding the Payment Date (the "Pre-Spin Off Market Price"). The exercise price of the Spin Off Warrant on the date of issuance (which shall be subject to adjustment as described therein) shall equal the amount obtained by subtracting the Post Spin Off Exercise Price from the Pre-Spin Off Exercise Price.

5.   Registration; Exchange and Replacement of Warrant; Reservation of Shares.
     ------------------------------------------------------------------------

     The Company shall keep at the Designated Office a register in which the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Section 5.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant upon delivery of an indemnity agreement (with surety if reasonably required by the Company) in the case of theft or loss.

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, if applicable, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

6.   Registration of Common Stock.
     ----------------------------

     6.1. Registration and Qualification.
          ------------------------------

          (a)  Piggyback Registration.  If, after the Exercise Date, the
               ----------------------
Company proposes to register any equity security (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, as amended) of the Company under the Securities Act of 1933, as amended (the "Securities Act"), on any registration form prescribed by the Securities and Exchange Commission (the "Commission") permitting a secondary offering or distribution other than (i) Form S-4 or S-8 (or any successor form thereto), (ii) a registration filed in connection with an exchange offering or an offering of securities solely to existing holders of the Company's securities, or (iii) any registration statement covering only securities proposed to be issued in exchange for securities or assets of another company, not less than 20 days prior to each such registration, the Company shall give to the holder hereof and the holders of the Warrant Shares written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of any holder hereof or any holder of Warrant Shares given within 10 days after the date of any such notice, proceed to include in such registration such Warrant Shares issued or issuable upon the exercise of this Warrant as have been requested by any such holder to be included in such registration. The Company will in each instance use its commercially reasonable best efforts to cause any Warrant Shares issued or issuable (but not for when-issued trading) hereunder (the holders of which shall have so requested registration thereof) to be registered under the Securities Act and qualified under the securities or blue sky laws of any state reasonably requested by a prospective seller; provided, that in the event such registration is an underwritten offering

Banyan Inc. Common Stock Purchase Warrant--Page 7 and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be reasonably sold in such offering without being seriously detrimental to the price of the shares sold therein, the Company will include in such registration only the following shares: (i) first, the aggregate number of securities to be issued by the Company, (ii) second, to the extent permitted, the Warrant Shares issued or issuable hereunder requested to be included in such registration and (iii) third, to the extent permitted, other securities requested to be included in such registration; and provided further, however, that to the extent such priority violates any agreement of the Company outstanding prior to the Original Issue Date with respect to registration of its equity securities, the shares covered in any such agreement shall be treated on a pro rata basis with the Warrant Shares issued or issuable hereunder requested to be included in such registration. The Company shall select the managing underwriters for any offering made pursuant to this Section 6.1(a). In the event of any underwritten offering, the right of any holder hereof or holder of Warrant Shares to registration pursuant to this paragraph 6.1(a) shall be conditioned upon such holder's participation in such underwriting, including the execution of an underwriting agreement on the terms and conditions applicable to all selling shareholders thereunder; provided, that in no event shall any such holder's maximum liability for indemnification or contribution thereunder exceed the net proceeds received by such holder from the sale of shares thereunder.

          (b)  Demand Registration.  The holders may:  (i) on two (2)
               -------------------
occasions require the Company to effect the registration of Warrant Shares issued or issuable hereunder on Form S-3 (or any successor form thereto, a "Short Form Registration), provided that the Company is eligible to use such form for such registration; and (ii) in the event a Short Form Registration is unavailable at the time of such request on one (1) occasion, require the Company to effect the registration (but not for when-issued trading) of Warrant Shares issued and issuable hereunder on Form S-1 (or any successor form thereto, a "Long Form Registration"), in each case pursuant to the provisions of this
Section 6.1(b). If holders of Warrant Shares issued and issuable hereunder shall give notice to the Company to the effect that such holders desire to transfer Warrant Shares issued and issuable hereunder pursuant to a public distribution (within the meaning of the Securities Act), then the Company shall, reasonably promptly after receipt of such notice (but in any event within 45 days after receipt of such notice), file a registration statement on the specified form pursuant to the Securities Act and cause Warrant Shares to be registered under the Securities Act and qualified under the securities or blue sky laws of any state reasonably requested by a prospective seller, to the end that such Warrant Shares may be sold by the holders thereof under the Securities Act and pursuant to the securities or blue sky laws of the jurisdictions requested, as promptly as is reasonably practicable thereafter and the Company will use its commercially reasonable best efforts to cause any such registration to become effective and to keep the prospectus included therein current until the distribution shall have been completed (but in any case not to exceed 90 days after the effective date of such registration statement); provided that such holders shall furnish the Company with such appropriate information in connection therewith as the Company may reasonably request in writing. Notwithstanding the foregoing, the Company shall not be required to effect any registration hereunder for less than 50,000 Warrant Shares (subject to appropriate adjustment in the case of stock dividends, stock splits, recapitalizations and the like) unless the registration covers all of the remaining Warrant Shares purchased or purchasable by the holder hereunder. The managing underwriters, if any, for any offering made pursuant to this Section 6.1(b) shall be selected by the Company, subject to the consent of the holder, which consent shall not be unreasonably withheld. The Company will not include in a registration pursuant to this Section 6.1(b) any securities which are not Warrant Shares without the prior written consent of the parties requiring such registration hereunder, which consent will not be unreasonably withheld with respect to any shares to be issued and sold therein by the Company.

          (c)  Termination of Registration Rights.  The registration rights
               ----------------------------------
contained in this Section 6.1 terminate at such time as all of the Warrant Shares are either sold pursuant to an effective registration statement under the Securities Act or are eligible for sale in any period of three consecutive months pursuant to Rule 144 under the Securities Act (and in any event on the tenth anniversary of the Original Issue Date).

     6.2. Registration and Qualification Procedures.  Whenever the Company is
          -----------------------------------------
required by the provisions of Section 6.1 to use its commercially reasonable best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as is reasonably practicable:

Banyan Inc. Common Stock Purchase Warrant--Page 8

          (a) prepare and file with the Commission a registration statement with respect to such securities;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same;

          (c) furnish to each seller such number of copies of the registration statement, preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as each seller may reasonably request in order to facilitate the sale or other disposition of the securities owned by such seller in conformity with (i) the requirements of the Securities Act and
(ii) the seller's proposed method of distribution;

          (d) register or qualify, or utilize an exemption from registration or qualification with respect to, the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each seller shall reasonably request, to the extent possible, and do such other reasonable and customary acts and things as may be required of it to enable each seller to consummate the sale or other disposition, in such jurisdictions, of the securities owned by such seller;

          (e) provide and cause to be maintained a transfer agent and registrar for securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

          (f) if requested by the underwriters for any underwritten offering of securities pursuant to a registration requested under Section 6.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions with respect to indemnities and contribution as are reasonably satisfactory to such underwriters and the sellers; and the sellers on whose behalf securities are to be distributed by such underwriters will be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, will also be made to and for the benefit of such sellers;

          (g) use its commercially reasonable best efforts to furnish, at the request of any seller, on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, covering such legal matters with respect to the registration in respect of which such opinion is being given as are reasonable and customarily included in such opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as are customarily included in such letters;

          (h) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders not later than 16 months after the effective date of the registration statement an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 10(a) of the Securities Act;

          (i) make available for inspection by the sellers, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the sellers or underwriter, to the extent reasonably requested, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to

Banyan Inc. Common Stock Purchase Warrant--Page 9 supply all information reasonably requested by the sellers, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) keep each seller advised in writing as to the initiation and progress of any registration under Section 6.1, as the case may be; and

          (k) during the period when the registration statement is required to be effective, notify each seller of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (l) Holder covenants and agrees that it will provide customary representations and warranties and opinion of counsel, if requested by the underwriters, if any, in any registered offering effected pursuant to Section 6.1.

     6.3  Allocation of Expenses.  If the Company is required by the provision
          ----------------------
of Section 6.1 to use its commercially reasonable best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any Common Stock issued or issuable upon the exercise of this Warrant, the Company will pay all expenses (other than underwriters' discounts and commissions with respect to such shares and legal fees and expenses of the holders, and other than with respect to any registration that is withdrawn at the request of a holder) in connection therewith, including, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc., (b) registration fees, (c) printing expenses, (d) accounting and legal fees and expenses, (e) expenses of any special audits incident to or required by any such registration or qualification of the Company, (f) expenses of complying with the securities or blue sky laws of any states in connection with such registration or qualification and (g) all listing and other stock exchange or NASDAQ fees.

     6.4  Indemnification.  In connection with any registration or qualification
          ---------------
of securities under Section 6.1, the Company hereby agrees to indemnify the holder hereof and the holders of any Warrant Shares, including each person, if any, who controls the holder hereof or such stockholder within the meaning of
Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation in the defense thereof) caused by any (i) breach of any representation, warranty or covenant of the Company contained in any underwriting agreement relating to such offering and (ii) untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except with respect to any holder hereof or holder of Warrant Shares insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon, or in conformity with, information furnished in writing to the Company by such holder. The holder hereof and the holders of Warrant Shares hereby severally agree to indemnify the Company and each officer, director and controlling person of the Company within the meaning of Section 14 of the Securities Act against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any (i) breach of any representation, warranty, covenant or agreement of such holder contained in any underwriting agreement relating to such offering and (ii) untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon, or in conformity with, information furnished in writing to the Company by such holder contemplated for use therein.

     Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that failure to give or delay giving such

Banyan Inc. Common Stock Purchase Warrant--Page 10 notice shall not relieve the indemnifying party of any indemnification obligation hereunder or otherwise except to the extent that the indemnifying party is prejudiced by such failure or delay), and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with one counsel reasonably satisfactory to the indemnified parties. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).

     The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or such indemnified party and will survive the transfer of securities.

     6.5  Limitations.
          -----------

     (a) If the Company has delivered preliminary or final prospectuses to the selling holders and after having done so the prospectus is required to be amended to comply with the provisions of the Securities Act, the Company shall notify the selling holders in writing and, if requested by the Company, the selling holders shall immediately cease utilizing such prospectus and making offers of securities thereunder.

     (b) Any other provision of this Warrant notwithstanding, upon receipt by a holder of a written notice from the Company to the effect set forth below (a "Suspension Notice"), the Company shall not be obligated during a reasonable period of time thereafter to effect any registrations pursuant to this Warrant, and the holders agree that they will immediately suspend all sales of securities under an effective registration statement for a reasonable period of time, in either case not to exceed 120 days, at any time at which, in the Company's good faith judgment, (i) there is a development involving the Company or any of its subsidiaries that is material to the Company on a consolidated basis but has not yet been publicly disclosed, (ii) registration requires a special audit or (iii) the Company is engaged or has plans to engage in a registered public offering or any other activity which, in the Company's good faith judgment, would be adversely affected by the requested registration; provided, that the Company may send a Suspension Notice no more frequently than one time in any period of twelve consecutive months. The Company shall not be required to commence any demand registration within six months of any other registration statement of the Company.

     (c) Any other provision of this Warrant notwithstanding, the Company shall not be required to qualify any sale under the securities or blue sky laws of any jurisdiction if such qualification would require the Company to consent to a general service of process or qualify to do business in such jurisdiction.

     (d) Any other provision of this Warrant notwithstanding, the Company shall not be required to register any shares that are then eligible for sale under the provisions of Rule 144(k) under the Securities Act.

     (e) The registration rights granted herein are in all respects subject to the registration rights set forth on Schedule 2.4 to the Warrant Purchase Agreement (the "Existing Registration Rights"). In the event of any conflict between the Existing Registration Rights and the rights granted hereby, the Existing Registration Rights shall govern, and the provisions of this Agreement shall be deemed to be so modified; provided that the provisions of Section 8.11 of the Preferred Stock and Warrant Purchase Agreement dated March 5, 1998 between the Company and HarbourVest Partners V-Direct Fund, L.P. shall not apply to or modify the provisions of this Warrant.

     (f) Each holder agrees not to sell, offer, agree to sell, grant any option for the sale of, pledge, make any short sale, transfer or otherwise dispose of any shares of Common Stock or other securities of the Company (including securities distributed as a dividend on the Common Stock) for a period of three
(3) years from the Original Issue Date; provided that the provisions of this
Section 6.5(f) shall terminate and be of no further force or effect upon the termination of the Alliance Agreement between the Company and Microsoft dated the Original Issue Date (the "Alliance Agreement") pursuant to the provisions of
Section 13.2 thereof. The Company may impose "stop-transfer" instructions to enforce the foregoing limitation and covenants and agrees to promptly remove any such instructions upon termination of the provisions of this Section 6.5(f).

Banyan Inc. Common Stock Purchase Warrant--Page 11

     (g) Any holder receiving any notice from the Company regarding the Company's plans to file a registration statement or to engage in any other transaction shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights hereunder.

7.   Company Information.
     -------------------

     Until the termination of the registration rights set forth in Section 6.1, in the event the Company no longer files periodic reports with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, the Company shall deliver to each holder hereof or of Warrant Shares one copy of each of the following items:

          (i) as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, its unaudited interim consolidated balance sheets of the Company and its subsidiaries as at the end of such quarter and the related consolidated statements of income, cash flow and stockholders' equity of the Company and its subsidiaries for the period from the beginning of the current fiscal year to the end of such quarter, all in reasonable detail and certified by a principal financial officer of the Company, as prepared in accordance with GAAP consistently applied (subject to year end adjustments and the absence of footnotes), and fairly presenting the consolidated financial position and results of operations of the Company and its subsidiaries for such periods;

          (ii) within one hundred and twenty (120) days after the end of each fiscal year of the Company, its consolidated balance sheets of the Company and its subsidiaries as at the end of such year and the related consolidated statements of income, cash flow and stockholders' equity of the Company and its subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements present fairly the financial position of the Company and its subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and

          (iii) promptly upon their becoming available, copies of all financial statements, reports, proxy statements, notices, documents or other communications sent or made available generally by the Company to any class of its security holders or by any subsidiary of the Company to any class of its security holders.

8.   Notices.
     -------

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered personally, or mailed by registered or certified mail, return receipt requested, or telecopied or telexed and confirmed in writing and delivered personally or mailed by registered or certified mail, return receipt requested:

          (a) If to the holder of this Warrant, to the address of such holder as shown on the books of the Company; or

          (b) If to the Company, to the address set forth in Section 1 of this Warrant;

or at such other address as the holder or the Company may hereafter have advised the other.

9.   Successors.
     ----------

     All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors, assigns and transferees.

Banyan Inc. Common Stock Purchase Warrant--Page 12

10.  Law Governing.
     -------------

     This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts (not including the choice of law rules thereof) regardless of the jurisdiction of creation or domicile of the Company or its successors or of the holder at any time hereof.

11.  Entire Agreement; Amendments and Waivers.
     ----------------------------------------

     This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the holder, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

12.  Severability; Headings.
     ----------------------

     If any term of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction. The Section headings in this Warrant have been inserted for purposes of convenience only and shall have no substantive effect.

                    [Remainder of page intentionally blank]

               IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.



                              BANYAN SYSTEMS INCORPORATED


                              By: /s/ Richard M. Spaulding
                                 --------------------------------
                                   Richard M. Spaulding
                                   Vice President, Chief Financial Officer


Accepted and agreed:

MICROSOFT CORPORATION



By: /s/ Gregory B. Maffei
   -------------------------------
   Gregory B. Maffei
   Vice President, Finance; Chief Financial Officer

Banyan Inc. Common Stock Purchase Warrant--Page 13

                                    ANNEX A
                                    -------

                              NOTICE OF EXERCISE

                     (TO BE EXECUTED UPON PARTIAL OR FULL
                        EXERCISE OF THE WITHIN WARRANT)



     The undersigned hereby irrevocably elects to exercise the right to purchase ___________ shares of Common Stock of Banyan Systems Incorporated covered by the within Warrant according to the conditions hereof and herewith makes payment of the Exercise Price of such shares in full in the amount of $____________________.


                                   By:________________________________
                                      (Signature of Registered Holder)


Dated:_______________

                                    ANNEX B
                                    -------

                                ASSIGNMENT FORM



          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                             No. of Shares of
Name and Address of Assignee                 Common Stock
----------------------------                 --------------



and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of Banyan Systems Incorporated maintained for the purpose, with full power of substitution in the premises.

Dated:_______________________________   Print Name:_____________________________

                                        Signature:______________________________

                                        Witness:________________________________



NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.